Exhibit 10.1
BB&T
SECOND AMENDED AND RESTATED LOAN AGREEMENT

9520406872
BB&T Account Number

This Loan Agreement (the “Agreement”) is made this ______ day of August, 2016 by and between BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation (“Bank”), and Synalloy Corporation, a Delaware corporation, Metchem, Inc., a Delaware corporation, Synalloy Fabrication, LLC, a South Carolina limited liability company, Synalloy Metals, Inc., a Tennessee corporation, Bristol Metals, LLC, a Tennessee limited liability company, Manufacturers Soap & Chemical Company, a Tennessee corporation, Manufacturers Chemicals, LLC, a Tennessee limited liability company, Palmer of Texas Tanks, Inc., a Texas corporation, Syntrans, LLC, a Texas limited liability company, CRI Tolling, LLC, a South Carolina limited liability company, and Specialty Pipe & Tube, Inc., a Delaware corporation (sometimes individually a “Borrower” and collectively, the “Borrowers”).

The Borrowers have applied to Bank for and Bank has agreed to make, subject to the terms of and upon the reliance of Borrowers’s representations, warranties and agreements made in this Agreement, the following loan and/or line of credit (hereinafter sometimes referred to, singularly or collectively, if more than one, as “Loan(s)”):

This Agreement is entered into for purposes of amending and restating, in full, the provisions of the First Amended and Restated Loan Agreement dated August 21, 2012 (the “Amended and Restated Loan Agreement”), as amended, by and among the parties hereto. Capitalized terms used in this Agreement without definition retain the meanings respectfully assigned to such terms in the Amended and Restated Loan Agreement.

Line of Credit (“Line of Credit”) in the maximum principal amount not to exceed $45,000,000.00 at any one time outstanding for the purpose of working capital and refinance of an existing line of credit and two term loans which shall be evidenced by the Borrowers’ Promissory Note dated on or after the date hereof which shall bear interest at the rate set forth in such note, the terms of which are incorporated herein by reference (the “Line Note”). The Line of Credit shall mature on February 28, 2019, when the entire unpaid principal balance then outstanding plus accrued interest thereon shall be paid in full. Prior to maturity or the occurrence of any Event of Default hereunder and subject to Availability, as applicable, the Borrowers may borrow, repay, and reborrow under the Line of Credit through the Maturity Date. The principal balance from time to time outstanding under the Line of Credit shall bear interest at the rate set forth in the Line Note. Bank shall make advances under the Line of Credit into the Borrowers’ designated operating account or other designated deposit account maintained with Bank upon receipt of the written or oral request (thereafter confirmed in writing) of Borrowers provided that Bank shall not be required to make any advance which would cause Borrowers to exceed Availability (as defined in section 10 hereof), if applicable. If at any time the aggregate principal balance outstanding under the Line of Credit shall exceed Availability, Borrowersshall immediately upon demand pay the amount necessary to bring the outstanding balance thereunder within Availability. Unused Line Fee: Borrowers shall pay Bank, quarterly in arrears on the last day of each calendar quarter, an unused fee equal to 0.125% per annum on the average daily unused amount of the Line of Credit for such calendar quarter calculated on the basis of a year of 360 days for the actual number of days elapsed.

CRI Acquisition Term Loan (“Term Loan”). Bank has also previously made to Borrowers the Term Loan in the original principal amount of $4,033,250.00, as evidenced by that certain Promissory Note dated August 9, 2013 between Bank and Borrowers (“Term Note”), the terms and conditions of which pertaining to the Term Loan are incorporated herein. The Term Loan shall bear interest at the rate set forth in the Term Note, the terms of which are incorporated herein. The Term Loan shall mature on August 19, 2023.

The Line of Credit and Term Loan shall be secured by a first and prior lien and security interest in the Borrowers’ real property and improvements situated in Tennessee, Texas, Ohio and South Carolina, and Borrowers’ existing and hereafter acquired personal property and business assets including Equipment, Inventory, Accounts, Goods, and General Intangibles pursuant to the terms of applicable security instruments listed below.

Yield Protection. If at any time a change in any law or regulation (including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, guidelines, or directives promulgated by Bank for International Settlements, the Basel Committee on Banking Supervision or other U.S. or foreign regulatory authorities pursuant to

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Basel III) or in the interpretation thereof by any governmental authority having the authority to interpret or enforce the same shall make it unlawful for Bank to make or maintain the Loan(s) under the terms of this Agreement, Bank shall have the right to convert the applicable interest rate on the Loan(s)s to a rate based on the Prime Rate. Similarly, should Bank incur increased costs or a reduction in the amounts received or receivable on the Loan(s) because of any change in any applicable law, regulation, rule, guideline or order, including without limitation the imposition, modification or applicability of any reserves, deposits or capital adequacy then Borrowers shall pay to Bank within ten (10) business days of demand, which demand shall contain the basis and calculations supporting such demand, as may be required to compensate Bank for such increased costs or reductions in amounts to be received hereunder. Each determination and calculation made by Bank shall, absent manifest error, be binding and conclusive on the parties hereto. All payments made by Borrowers hereunder or the other Loan Documents shall be made free and clear and without deduction of any present or future taxes, levies, imposts, charges or withholdings other than taxes based on net income and franchise taxes imposed on Bank by the law of the jurisdiction in which Bank is organized or transacting business.

Additional terms, conditions and covenants of this Agreement are described in Schedule DD or other schedule attached hereto, the terms of which are incorporated herein by reference. The Line of Credit and Term Loan are sometimes collectively referred to herein as the “Loan.” The Line Note and Term Note are sometimes collectively referred to herein as the “Note(s)” and shall include all extensions, renewals, modifications and substitutions thereof. Bank may, at its sole discretion, effect payment of any sums past due under the Note(s) and any fees or reimbursable expenses due by debiting Borrowers’s operating or other deposit account maintained with Bank.

Section 1 Conditions Precedent

Bank shall not be obligated to make any disbursement of loan proceeds until all of the following conditions have been satisfied by proper evidence, execution, and/or delivery to Bank of the following documents and items in addition to this Agreement, all in form and substance satisfactory to Bank and Bank’s counsel in their sole discretion:
USA Patriot Act Verification Information: Information or documentation, including but not limited to the legal name, address, tax identification number, driver’s license, and date of birth (if any of the Borrowers are individuals) of the Borrowers sufficient for Bank to verify the identity of the Borrowers in accordance with the USA Patriot Act. Borrowers shall notify Bank promptly of any change in such information.
Note(s): The Amended and Restated Promissory Note duly executed by the Borrowers.
Deeds of Trust: Deeds of Trust in which (i) Manufacturers Soap & Chemical Company, Manufacturers Chemicals, LLC and Bristol Metals, LLC grant and hypothecate to Bank a first priority lien on the specified real property, fixtures and improvements thereon located in Tennessee, (ii) Specialty Pipe & Tube, Inc. grants and hypothecates to Bank a first priority lien on the specified real property, fixtures and improgements thereon located in Ohio and Texas; and (iii) Palmer of Texas Tanks, Inc. (formerly knows as Lee Var, Inc.) grants and hypothecates to Bank a first priority lien on the specified real property, fixtures and improvements thereon located in Texas.
Mortgage: A Real Estate Mortgage in which Synalloy Corporation and CRI Tolling, LLC shall grant and hypothecate to Bank a first priorty lien on the specified real property, fixtures and improvements thereon located in South Carolina (the “SC Property;” collectively with the real property encumbered by the Deeds of Trust, the “Mortgaged Property”).
Title Insurance: A Standard ALTA mortgage policy from a company or companies approved by Bank, providing coverage for the aggregate principal amount of the Note(s) and insuring the appropriate lien priority of the Mortgage encumbering the SC Property and which shall not contain any title exceptions or policy exclusions not approved by Bank and Bank’s counsel.
Survey: A copy of the June 20, 2013 survey of the SC Property prepared by James Mauney & Associated, P.A., Professional Land Surveyors.
Flood Hazard Certification: Evidence satisfactory to Bank and Bank’s counsel as to whether the SC Property is located within an area identified as having “special flood hazards” as such term is used in the Federal Flood Disaster Protection Act of 1973.
Environmental Audit Report: A copy of the “Phase I” Site Assessment Report and limited “Phase II” Report of Limted Groundwater Assessment prepared by ECS Carolinas, LLP dated July 19, 2013 and July 31, 2013, respectively which reflect that no hazardous waste, toxic substances, or other hazardous materials have contaminated the SC Property or, if the SC Property has been so contaminated, that it has been satisfactorily

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remediated or contained in accordance with all Environmental Laws. Bank shall be fully authorized to discuss all aspects of the audit with the engineering firm.
Security Agreement(s): An Amended and Restated Security Agreement in which Borrowers (each a “Debtor”) of personal property collateral shall grant to Bank a first priority security interest in the personal property specified therein. (If Bank has or will have a security interest in any collateral which is inferior to the security interest of another creditor, Borrowers must fully disclose to Bank any and all prior security interests, and Bank must specifically approve any such security interest which will continue during the term of the Loan(s)).
UCC Financing Statements: Copies of UCC Financing Statements duly filed in Borrowers’ state of incorporation, organization or residence, and in all jurisdictions necessary, or in the opinion of Bank desirable, to perfect the security interests granted in the Security Agreement, and certified copies of Information Requests identifying all previous financing statements on record for Borrowers, as appropriate from all jurisdictions indicating that no security interest has previously been granted in any of the collateral described in the Security Agreement, unless prior approval has been given by Bank.
Commitment Fee: A commitment fee of $45,000.00 payable to Bank on the date of execution of the     Loan Documents.
Corporate Resolution: A Certificate of Corporate Resolutions signed by the corporate secretary or certified officer containing resolutions duly adopted by the Board of Directors of all Borrowers incorporated as corporations authorizing the execution, delivery, and performance of the Loan Documents on or in a form provided by or acceptable to Bank.
Articles of Incorporation: A copy of the Articles of Incorporation and all other charter documents of all Borrowers incorporated as corporations, all filed with the Secretary of State of the state/commonwealth of Borrowers’s incorporation.
By-Laws: A copy of the By-Laws of all Borrowers incorporated as corproations, certified by the Secretary of Borrowers as to their completeness and accuracy.
Certificate of Incumbency: A certificate of the Secretary or Member or other certified officer of Borrowers certifying the names and true signatures of the officers each of the Borrowers authorized to sign the Loan Documents.
Certificate of Existence: A certification of the Secretary of State (or other government authority) of the state/commonwealth of each Borrowers’ incorporation or organization as to the existence or good standing of each of the Borrowers and its charter documents on file.
Opinion of Counsel: An opinion of counsel for Borrowers satisfactory to Bank and Bank’s counsel.
Limited Liability Company Operating Agreement: A copy of all Borrowers’ organized as a limited lialbity company Operating Agreement, certified by such Borrowers’ manager(s) and/or members, as applicable as to its completeness and accuracy.
Declaration of Limited Liability Company: A declaration or resolution from all Borrowers’ organized as a limited liability company authorizing the execution, delivery, and performance of the Loan Documents on a form provided by or acceptable to Bank.
Limited Liability Company Articles of Organization: A copy of the Articles of Organization and all other organizational documents of all Borrowers organized as a limited liability company, all filed with the Secretary of State of the state/commonwealth of Borrowers’ organization.
Real Property Appraisal: An appraisal ordered by the Bank of the estimated market value of the SC Property. The appraisal(s) must be addressed to Bank and must conform to the Uniform Standards of Professional Appraisal Practice (“USPAP”) adopted by the Appraisal Standards Board of the Appraisal Foundation. Any deviation from the USPAP must be explained in the appraisal(s). The appraiser(s) must be licensed and/or certified if required by applicable Federal Deposit Insurance Corporation regulations or state laws.
Inventory Appraisal: An appraisal of the Inventory (as defined in Schedule DD to this Agreement) addressed to Bank and in form and substance acceptable to Bank.
Additional Documents: Receipt by Bank of other approvals, opinions, or documents as Bank may reasonably request.

Section 2 Representations and Warranties

Borrowers represent and warrant to Bank that:

2.01.    Financial Statements. The balance sheet of Borrowers and any subsidiaries, if any, and the related Statements of Income and Retained Earnings of Borrowers and any subsidiaries, the accompanying footnotes

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together with the accountant’s opinion thereon, and all other financial information previously furnished to Bank, accurately, completely and fairly reflect the financial condition of Borrowers and any subsidiaries as of the dates thereof, including all contingent liabilities of every type, and the financial condition of Borrowers and any subsidiaries as stated therein has not changed materially and adversely since the date thereof.
2.02.    Name, Capacity and Standing. Borrowers’ exact legal names are correctly stated in the initial paragraph of the Agreement and each is duly organized and validly existing under the laws of its respective state of incorporation or organization; that it and/or its subsidiaries, if any, are duly qualified and in good standing in every other state in which the nature of their business shall require such qualification, and are each duly authorized by their board of directors, general partners or member/manager(s), respectively, to enter into and perform the obligations under the Loan Documents.
2.03.    No Violation of Other Agreements. The execution and delivery of the Loan Documents, and the performance by Borrowers, by any and all pledgors (whether Borrowers or other owners of collateral property securing payment of the Loan(s) (hereinafter sometimes referred to as the “Pledgor”)) thereunder will not violate any provision, as applicable, of its articles of incorporation, by-laws, articles of organization, operating agreement, agreement of partnership, limited partnership or limited liability partnership, or, of any law, other agreement, indenture, note, or other instrument binding upon any Borrowers or any Pledgor, or give cause for the acceleration of any of the respective obligations of any of the Borrowers.
2.04.    Authority. The execution, delivery and performance of this Agreement, the Note(s) and the other Loan Documents have been duly authorized by all necessary and proper corporate or equivalent action. All authority from and approval by any federal, state, or local governmental body, commission or agency necessary to the making, validity, or enforceability of this Agreement and the other Loan Documents has been obtained.
2.05.    Asset Ownership. Borrowers and each Pledgor has good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements furnished to Bank, and all such properties and assets are free and clear of mortgages, deeds of trust, pledges, liens, security interests, and all other encumbrances except as otherwise disclosed by such financial statements or otherwise in writing.
2.06.    Discharge of Liens and Taxes. Borrowers and any subsidiaries, if any, have filed, paid, and/or discharged all taxes or other claims which may become a lien on any of their respective properties or assets, excepting to the extent that such items are being appropriately contested in good faith and for which an adequate reserve (in an amount acceptable to Bank) for the payment thereof is being maintained.
2.07.    Regulations U and X. None of the Loan(s) proceeds shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock in violation of the provisions of Regulation U and Regulation X of the Board of Governors of the Federal Reserve System.
2.08.    ERISA. Each employee benefit plan, as defined by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), maintained by Borrowers or by any subsidiary of Borrowers meets, as of the date hereof, the minimum funding standards of Section 302 of ERISA, all applicable requirements of ERISA and of the Internal Revenue Code of 1986, as amended, and no “Reportable Event” nor “Prohibited Transaction” (as defined by ERISA) has occurred with respect to any such plan.
2.09.    Litigation. There is no claim, action, suit or proceeding pending, or to the knowledge of Borrowers, threatened or reasonably anticipated before any court, commission, administrative agency, whether State or Federal, or arbitration which will materially adversely affect the financial condition, operations, properties, or business of Borrowers, its subsidiaries, if any, any Guarantor, or any Pledgor, or affect, in any material respects, the ability of Borrowers or any Guarantor or any Pledgor to perform its obligations under the Loan Documents.
2.10.    Other Agreements. The representations and warranties made by Borrowers to Bank in the other Loan Documents are true and correct in all respects on the date hereof
2.11.    Binding and Enforceable. The Loan Documents, when executed, shall constitute valid and binding obligations of Borrowers and Guarantors respectively, and are enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditors’ rights generally.
2.12.    Commercial Purpose. The Loan(s) are not “consumer transactions”, as defined in the South Carolina Uniform Commercial Code, and none of the collateral was or will be purchased or held primarily for personal, family or household purposes.
2.13.    Foreign Assets Control Regulations. It is not in violation of (i) the Trading with the Enemy Act (50 U.S.C. App. Sec. 1 et seq), as amended, (ii) any of the foreign assets control regulations issued by the Office of Foreign Assets Control of the United States Treasury Department (“OFAC”) and any executive order related thereto, or (iii) the U.S. Patriot Act, and further that it (a) is not subject to sanctions administered by OFAC or the U.S.

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Department of State or (b) has not engaged in any dealing or transactions with, or is otherwise associated with, any person subject to such sanctions.
2.14.    Survival of Representations and Warranties. Borrowers agree that in extending loan advances, Bank is relying on all representations, warranties, and covenants made by Borrowers in this Agreement or in any certificate or other instrument delivered by Borrowers to Bank under this Agreement or the other Loan Documents. Borrowers further agree that regardless of any investigation made by Bank, all such representations, warranties and covenants will survive the making of each advance under the Loan(s) and delivery to Bank of the Loan Documents, shall be continuing in nature, shall be deemed made and reaffirmed by Borrowers at the time each advance is made, and shall remain in full force and effect until such time as Borrowers’s indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided herein, whichever is the last to occur.

Section 3 Affirmative Covenants

Borrowers covenant and agree that from the date hereof and until payment in full of all indebtedness and performance of all obligations owed under the Loan Documents, Borrowers shall:
3.01.    Maintain Existence and Current Legal Form of Business. (a) Maintain their existence and good standing in the state of their incorporation or organization, (b) maintain their current legal form of business indicated above, and, (c), as applicable, qualify and remain qualified as a foreign corporation, general partnership, limited partnership, limited liability partnership or limited liability company in each jurisdiction in which such qualification is required. Notwithstanding the foregoing, Bank acknowledges that Borrower intends to terminate the existence of SynTrans, LLC, as a Texas limited liability company, after Closing.
3.02.    Maintain Records. Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of Borrowers. If Borrowers now or hereafter maintains any business records in the possession of a third party, at the request of Bank, Borrowers shall notify such third party to permit Bank free access to such records at all reasonable times and to provide Bank with copies of any records it may request, all at Borrowers’s expense.
3.03.    Maintain Properties. Except as contemplated by Section 3.14 of this Agreement and other sales in the ordinary course of business, maintain, keep, and preserve all of its properties (tangible and intangible) including the collateral necessary or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.
3.04.    Conduct of Business. Continue to engage in an efficient, prudent, and economical manner in a business of the same general type as now conducted.
3.05.    Maintain Insurance. Maintain fire and other risk insurance, public liability insurance, and such other insurance as Bank may require with respect to Borrowers’ properties and operations, in form, amounts, and coverages and with insurance companies reasonably acceptable to Bank. Borrowers, upon request of Bank, will deliver to Bank from time to time the policies or certificates of insurance in form satisfactory to Bank, including stipulations that coverages will not be cancelled or diminished without at least thirty (30) days prior written notice to Bank. Each insurance policy also shall include an endorsement (NY long form) providing that coverage in favor of Bank will not be impaired in any way by any act, omission or default of Borrowers or any other person. In connection with all policies covering the Collateral, Borrowers shall provide Bank with such Bank’s loss payable or other endorsements as Bank may reasonably require, and shall furnish to Bank upon request, reports on each existing insurance policy showing such information as Bank may reasonably request, including without limitation the following: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the properties and assets insured; (5) the current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (6) the expiration date of the policy. In addition, upon request of Bank (however not more often than annually), Bank may require that an independent appraiser satisfactory to Bank determine, as applicable, the actual cash value or replacement cost of any Collateral. The cost of such appraisal shall be paid by Borrowers. Should any or all of the Collateral become uninsured for any reason, Borrowers shall have ten (10) days after receipt of notice from Bank to obtain replacement insurance on the Collateral satisfactory to Bank and, should Borrowers fail to obtain such insurance, Bank may purchase insurance covering the Collateral, the cost of which shall be paid by Borrowers on demand. Notwithstanding the foregoing, Bank and Borrowers acknowledge that Borrowers do not insure finished goods inventory of pipe situated in open yard inventory locations at Bristol Metals, LLC (Tennessee) and Specialty Pipe & Tube, Inc. (Ohio and Texas) because the risk of loss for this finished goods inventory is deemed to be zero.

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3.06.    Comply With Laws. Comply in all material respects with all applicable laws, rules, regulations, ordinances and orders applicable to each Borrowers’s business, operations and properties including without limitation, the Americans with Disabilities Act, paying before the delinquency thereof all taxes, assessments, and governmental charges imposed upon it or upon its income, profits or property, and all Environmental Laws.
3.07.    Right of Inspection. Permit the officers and authorized agents of Bank, at any reasonable time or times in Bank’s sole discretion, to examine and make copies of the records and books of account of, to visit the properties of any of the Borrowers, and to discuss such matters with any officers, directors, managers, members or partners, limited or general, of such Borrowers, and with Borrowers’s independent accountant as Bank deems necessary and proper.
3.08.    Reporting Requirements. Furnish to Bank:
Monthly Financial Statements: As soon as available and not more than forty-five (45) days after the end of each month on a consolidated basis for all Borrowers, balance sheets, statements of income, cash flow, and retained earnings for the period ended, all in reasonable detail and all prepared in accordance with GAAP consistently applied and certified as true and correct by an officer of Synalloy Corporation; provided, however, that for each year during the term of the Loan(s), Borrower shall not be required to furnish a Monthly Financial Statement hereunder for the calendar month ending on December 31.
Annual Financial Statements: As soon as available and not more than ninety (90) days after the end of each fiscal year, balance sheets, statements of income, and retained earnings for the period ended and a statement of changes in the financial position, all in reasonable detail, and all prepared in accordance with GAAP consistently applied. The financial statements must be of the following quality or better: Audited with an unqualified opinion.
Monthly Loan Base Report: On or before the Fifteenth (15th) day of each Month, or as provided and/or required in accordance with Schedule DD a Loan Base Report in a form acceptable to Bank signed by the President, chief financial officer, or chief accounting officer of Borrowers, as appropriate.
Quarterly Officer Compliance Certificate: An Officer’s Compliance Certificate (“OCC”) with respect to Borrowers’ compliance with the Affirmative, Financial and Negative Covenants set forth in Sections 3, 5, and 6 of this Agreement. The OCC will be in the form of Schedule EE or other form acceptable to Bank, properly executed by an authorized officer of Borrowers, including calculations to support all Financial Covenants, and set forth any corrective action taken or proposed to be taken with respect to any Default or Event of Default under such covenants. The OCC is due within the same number of days required for the delivery of Financial Statements for each fiscal quarter’s end and for the fiscal year end. The OCC furnished by Borrowers for the fiscal year end shall include a reconciliation of all adjustments, if any, by Borrowers to the fourth quarter’s certification.
Notice of Litigation: Promptly after the receipt by Borrowers, or by any Guarantor of which Borrowers has knowledge, notice of any complaint, action, suit or proceeding before any court or administrative agency or body of any type which, if determined adversely, could have a material adverse effect on the financial condition, properties, or operations of any Borrowers or any Guarantor, as applicable.
Notice of Default: Promptly upon discovery or knowledge thereof, notice of the existence of any event of default under this Agreement or any other Loan Documents.
USA Patriot Act Verification Information: Information or documentation, including but not limited to the legal name, address, tax identification number, driver’s license, and date of birth (if Borrowers is an individual) of Borrowers sufficient for Bank to verify the identity of Borrowers in accordance with the USA Patriot Act. Borrowers shall notify Bank promptly of any change in such information.
Other Information: Such other information as Bank may from time to time reasonably request.
3.09.    Deposit Accounts. Maintain substantially all of its primary operating accounts and treasury management accounts with Bank.
3.10.    Inventory Appraisals. Upon request by Bank not to exceed two (2) requests per calendar year during the term of the Loan(s), furnish at Borrowers’s expense an independent appraisal or update by an appraiser satisfactory to Bank of the Inventory.
3.11.    Affirmative Covenants from other Loan Documents. All affirmative covenants contained in any other Loan Documents are hereby incorporated by reference herein.
3.12.    Management. Maintain executive and management personnel with substantially the same qualifications and experience as the current executive and management personnel and promptly provide written notice to Bank of any change in such executive or management personnel.

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3.13    Intellectual Properties. Provide the Bank with at least fifteen (15) business days’ prior written notice of the filing for registration of any Intellectual Properties (or the obtaining of any registerd Intellectual Properties by acquisition, assignment of otherwise) which notice shall contain a copy of each such item of registration and related information as may be requested by Bank. In connection with any such registration, the Borrowers shall take such actions and make and cooperate in such filings and actions as the Bank may reasonably request in order ot assure the perfection and security to the Bank as to its lien and security interest on all Intellectual Properties.
3.14 Real Property Transfer. Borrowers currently own the Mortgaged Property which Borrowers intend to sell and convey (the “Real Property Transfer”) to a third-party transferee (the “Transferee”) on or before October 31, 2016 (the “Transfer Date”), and upon comsummation and closing of the Real Property Transfer, Bank shall release its liens and mortgages on those certain parcels of real property that are the subject of the Real Property Transfer, subject to Bank’s review and approval of the Real Property Transfer, and provided that the proceeds from such sale are applied to pay the Term Note in full, with the remainder to pay down the outstanding principal balance due under the Line Note. In connection with and prior to the Real Property Transfer, Borrowers intend to enter into certain lease agreements with Transferee (the “Leases”) whereby Borrowers will lease back from Transferee the Mortgaged Property. In the event Borrowers determine or become aware that the Real Property Transfer will not be consummated on or before the Transfer Date, for any reason whatsoever, Borrowers shall deliver written notice to Bank of the same, and the date of such notice shall constitute the Transfer Date hereunder.

(a)    Landlord Waiver. In the event Borrowers shall consummate the Real Property Transfer on or before the Transfer Date, Borrowers shall comply with the obligations in this Section 3.14(a). The Leases shall be in form and substance reasonably acceptable to Bank and approved by Bank prior to the Real Property Transfer. Borrowers shall furnish to Bank simultaneous with the Real Property Transfer, in form and substance reasonably satisfactory to Bank and approved by Bank prior to the closing of the Real Property Transfer, a Landlord Waiver or Agreement duly executed by Transferee for each parcel of Mortgaged Property which shall: (i) consent to the Loan(s) and this Agreement, (ii) release and waive any lien of Transferee on Borrowers’ personal property, (iii) upon occurrence of an Event of Default under this Agreement, allow Bank one hundred and twenty (120) days to access the Mortgaged Property and remove Borrowers’ personal property, notwithstanding any provision(s) in the Leases to the contrary, and (iv) such other and further matters as may be required by Bank, in Bank’s sole discretion. Without limiting the foregoing, Borrowers shall cooperate fully with Bank and execute such further instruments, documents and agreements, and shall do any and all such further acts, as may be reasonably requested by Bank to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intent purposes of this Section 3.14(a), as Bank shall require in its sole discretion.

(b)     Due Diligence; Additional Mortgages. In the event Borrowers do not consummate the Real Property Transfer on or before the Transfer Date, Borrowers shall comply with the obligations in this Section 3.14(b). Borrowers shall: (i) permit Bank or its agent to access the Mortgaged Property in order to perform inspections and examinations of the Mortgaged Property desired by Bank in its sole discretion; (ii) deliver such title insurance endorsements for the Title Insurance requested by Bank, if any, in its sole discretion; (iii) execute and deliver to Bank any and all amendment(s) to or restatement(s) of the Mortgage and Deeds of Trust, and/or any and all new mortgage(s) or deed(s) of trust encumbering all or part of the Mortgaged Property, as are requested by Bank in its sole discretion, all in recordable form for the applicable jurisdiction for each parcel of Mortgaged Property and otherwise acceptable to Bank, and (iv) an opinion of legal counsel authorized to practice in the jurisdiction of each parcel of Mortgaged Property, regarding the enforceability of this Agreement, the Mortgages and/or the Deeds of Trust and other matters required by Bank, in its sole disretion; and (v) in the event Bank shall determine in its sole discretion that there are matters relating to title, or matters disclosed on the surveys, or matters otherwise known to Bank relating to the condition of the Mortgaged Property, which are reasonably unacceptable to Bank, Borrowers shall perform any and all acts necessary to cure such matters. Without limiting the foregoing, Borrowers shall cooperate fully with Bank and execute such further instruments, documents and agreements, and shall do any and all such further acts, as may be reasonably requested by Bank to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intent purposes of this Section 3.14(b), as Bank shall require in its sole discretion.

Section 4 Guarantor(s) Covenants: Intentionally Deleted

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Section 5 Financial Covenants

Borrowers covenant and agree that from the date hereof until payment in full of the Loan(s) and the performance of all obligations under the Loan Documents, Borrowers shall at all times maintain the following financial covenants and ratios all in accordance with GAAP unless otherwise specified:

Fixed Charge Coverage Ratio. Minimum fixed charge coverage ratio of not less than 1.10, with the first test beginning December 31, 2016 and continuing each quarter thereafter, and increasing to not less than 1.25 on December 31, 2017, all to be tested on a rolling four quarter basis. The fixed charge coverage numerator is defined as the sum of pre-tax net income or pre-tax net loss plus depreciation and amortization plus interest expense plus rent/lease expense plus goodwill impairment expense plus stock option expense, minus dividends. The denominator would be the sum of interest expense, plus current maturities of long term debt plus rent/lease expense.

Section 6 Negative Covenants

Each Borrower covenants and agrees that from the date hereof and until payment in full of all indebtedness and performance of all obligations under the Loan Documents, Borrowers shall not, without the prior written consent of Bank:
6.01.     Liens. Create, incur, assume, or suffer to exist any lien or security interest upon or in Collateral, any of Borrowers’ other properties, or the properties of any Pledgor securing payment of the Loan(s), whether now owned or hereafter acquired, except Permitted Liens.

6.02.	Debt. Incur, assume, or suffer to exist any debt, except:

(a)	Debt to Bank;

(b)	Debt outstanding on the date hereof and shown on the most recent financial statements submitted to Bank;

(c)	Amounts payable pursuant to any Leases approved by Bank pursuant to Section 3.14;

(d)	Accounts payable to trade creditors incurred in the ordinary course of business;

(e)	Debt secured by purchase money security interests only in the property or assets acquired; and

(f)	Additional debt not to exceed $500,000 in the aggregate at any time.
6.03.    Capital Expenditures. Expenditures for fixed assets in any fiscal year shall not exceed in the aggregate as to all Borrowers the sum of $8,000,000.00.
6.04.    Change of Legal Form of Business; Purchase of Assets. Except for the planned termination of the existence of SynTrans, LLC, as a Texas limited liability company, change any Borrowers’ names or the legal form of Borrowers’ businesses as shown above, whether by merger, consolidation, conversion or otherwise, and Borrowers shall not purchase all or substantially all of the assets or business of any Person, or enter into any partnership with a third party.
6.05.    Intentionally deleted.
6.06.    Intentionally deleted.
6.07.    Intentionally deleted.
6.08.    Guaranties. Assume, guarantee, endorse, or otherwise be or become directly or contingently liable for obligations of any Person, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.
6.09.    Loans to Insiders and Affiliates. Make any loans to directors, officers, partners, members, shareholders, subsidiaries or affiliates.
6.10.    Disposition of Assets. Sell, lease, or otherwise dispose of any of its assets or properties except in the ordinary and usual course of its business, or as permitted under Section 3.14 of this Agreement, subject to the terms and conditions set forth therein.
6.11.    Change in Control. Cause, permit or undergo a Change in Control. A “Change in Control” shall mean (a) where Synalloy Corporation shall at any time cease to be a publicly held company and/or shall cease to have its capital stock traded on an exchange, or (b) a transaction or series of related transactions pursuant to which (i) at least fifty-one percent (51%) of the outstanding shares of stock of Synalloy Corporation, on a fully diluted basis, shall be owned by any Person which is not an Affiliate, or (ii) Synalloy Corporation merges into or with, consolidates with or effects any plan of share exchange or other combination with any Person which is not an Affiliate.
6.12.    Negative Covenants from Loan Documents. All negative covenants contained in any Loan Document are hereby incorporated by reference herein.

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6.13.    Transactions with Affiliates. Directly or indirectly, sell, lease, transfer, or otherwise dispose of any of its property to, or purchase any property from, or enter into any contract, agreement, understanding, loan, advance, guarantee or transaction (including the rendering of services) with or for the benefit of, any Affiliate (each of the foregoing, an “Affiliate Transaction”), unless (a) such Affiliate Transaction or series of Affiliate Transactions is (i) in the best interest of Borrowers and (ii) on terms that are no less favorable to Borrowers than those what would have been obtained in a comparable arm’s-length transaction by Borrowers with a person that is not an Affiliate. For purposes of this section, “Affiliate” shall mean any Borrowers, any relative of any Borrowers, of any Guarantor, or of an entity which is a parent, subsidiary or any person or entity controlled by, or under the common control of, any Borrowers, any Guarantor, Borrowers’s parent or subsidiary, or Guarantor’s parent or subsidiary.

Section 7 Hazardous Substances and Compliance with Environmental Laws

7.01.    Investigation. Borrowers hereby certify that each has exercised due diligence to ascertain whether its real property, including without limitation the Mortgaged Property, is or has been affected by the presence of asbestos, oil, petroleum or other hydrocarbons, urea formaldehyde, PCBs, hazardous or nuclear waste, toxic chemicals and substances, or other hazardous materials, as defined in applicable Environmental Laws (collectively, “Hazardous Substances”). Borrowers represent and warrant that there are no Hazardous Substances contaminating their real property, nor have any such materials been released on or stored on or improperly disposed of on its real property during its ownership, occupancy or operation thereof except in strict compliance with Environmental Laws and any applicable permits. Borrowers hereby agree that, except in strict compliance with applicable Environmental Laws, none shall knowingly permit any release, storage or contamination of their properties as long as any indebtedness or obligations to Bank under the Loan Documents remains unpaid or unfulfilled. In addition, Borrowers do not have or use any underground storage tanks on any of their real property, including the Mortgaged Property, which are not registered with the appropriate Federal and/or State agencies and which are not properly equipped and maintained in accordance with all Environmental Laws. If requested by Bank, Borrowers shall provide Bank with all necessary and reasonable assistance required for purposes of determining the existence of Hazardous Substances on the Mortgaged Property, including allowing Bank access to the Mortgaged Property, to Borrowers’ employees having knowledge of, and to its files and records within Borrowers’ control relating to the existence, storage, or release of Hazardous Substances on the Mortgaged Property.
7.02.    Compliance. Borrowers agree to comply with all applicable Environmental Laws, including, without limitation, all those relating to Hazardous Substances. Borrowers further agree to provide Bank, and all appropriate Federal and State authorities, with immediate notice in writing of any release of Hazardous Substances on the Mortgaged Property and to pursue diligently to completion all appropriate and/or required remedial action in the event of such release. In addition, Borrowers shall within fifteen (15) days after receipt thereof, a complete copy of any notice, summons, lien, citation, letter or other communication from any governmental agency concerning any action or omission of Borrowers in connection with any environmental activity or issue.
7.03.    Remedial Action; Indemnity: Bank shall have the right, but not the obligation, to undertake all or any part of such remedial action in the event of a release of Hazardous Substances on the Mortgaged Property and to add any expenditures so made to the principal indebtedness secured by the Deed(s) of Trust or other security instruments. Borrowers agree to indemnify and hold Bank harmless from any and all loss or liability arising out of any violation of the representations, covenants, and obligations contained in this Section 7, or resulting from the recording of the Deeds of Trust, Mortgages, or other security instruments. In addition, Bank shall have all rights and remedies provided in other Loan Documents with respect to Hazardous Substances and violations of Environmental Laws.

Section 8 Events of Default

The following shall be “Events of Default” by Borrowers:

8.01.    Should Borrowers fail to make payment of any installment of principal or interest on any of the Note(s) when due.
8.02.    Should any representation or warranty made in the Loan Documents prove to be false or misleading in any material respect when made.

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8.03.    Should any report, certificate, financial statement, or other document furnished prior to the execution of or pursuant to the terms of this Agreement prove to be false, incomplete or misleading in any material respect when delivered or made.
8.04.    Should Borrowers default in the payment or performance of any other loan, line of credit, indenture, mortgage instrument, security agreement or other agreement with Bank or with another creditor or Person that may materially affect any Borrowers’ property or ability to perform their respective obligations under this Agreement or the other Loan Documents.
8.05.    Should any Borrower or any Pledgor breach any covenant, condition, or agreement made under any of the Loan Documents to which it is a party, unless such breach is of a nature that it cannot be immediately cured, in which case no Event of Default shall occur so long as the applicable Borrower(s) shall commence within twenty (20) days and therafter diligently proceed to cure or remedy the default and shall complete such cure no more than ninety (90) days after the first occurrence of such breach.
8.06.    Should a custodian be appointed for or take possession of any or all of the assets of any Borrowers; should any Borrower either voluntarily or involuntarily become subject to any insolvency proceeding, including becoming a debtor under the United States Bankruptcy Code, any proceeding to dissolve any Borrower, any proceeding to have a receiver appointed, or should any Borrower make an assignment for the benefit of creditors; or should there be an attachment, execution, or other judicial seizure of all or any portion of any Borrower’s assets, including an action or proceeding to seize any Collateral or any funds on deposit with Bank, and such seizure is not discharged within 30 days.
8.07.    Should final, non-appealable judgment issued by a court of competent jurisdiction for the payment of money be rendered against any Borrower which is not covered by insurance and shall remain undischarged for a period of 30 days unless such judgment or execution thereon is effectively stayed.
8.08.    Upon the death of, or termination of existence of, or dissolution of, any Borrower or Pledgor.
8.09.    Should Bank determine that any Borrower has suffered a material adverse change in its financial condition or its business operations.
8.10.    Should any lien or security interest in the Collateral terminate, fail for any reason to have the priority agreed to by Bank on the date granted, or become unenforceable, unperfected or invalid for any reason, should the Collateral fail to be insured as required herein, or should the market value of the Mortgaged Property or other Collateral decline below the value anticipated or required in connection with the Loan(s).
8.11.    Should Borrowers commit a default under any Hedge Agreement, as defined in Section 10.01.
8.12.    Should any Borrower assert for any reason that this Agreement or any provision hereof or any other Loan Document is invalid or unenforceable.
8.13.    Should any Borrower or any officer, director or owner of 20% or more of the outstanding ownership interests of any Borrower, be indicted for a felony offense under state or federal law, including without limitation any violation of any anti-money laundering, bribery, OFAC or bank fraud, or should any Borrower employ an executive officer or manager, or elect a director, who has been convicted of any such felony offense, or should any Person become an owner of 20% or more of the outstanding ownership interests of any Borrower who has been indicted or convicted of any such felony offense.

Section 9 Remedies Upon Default

Upon the occurrence of any of the above Events of Default, and subject to any applicable notice and cure periods, if any, Bank may at any time thereafter, at its option, take any or all of the following actions, at the same or at different times:
9.01.    Declare the outstanding balance(s) of the Note(s) to be immediately due and payable, both as to principal and interest, late fees, and all other amounts/expenditures without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Borrowers, and such balance(s) shall accrue interest at the Default Rate as provided herein until paid in full;
9.02.    Require any Borrower to pledge additional collateral to Bank from such Borrower’s assets and properties to secure the Loan(s), the acceptability and sufficiency of such collateral to be determined in Bank’s sole discretion;
9.03.    Take immediate possession of and/or foreclose upon any or all Collateral which may be granted to Bank as security for the indebtedness and obligations of any Borrowers or any Guarantor under the Loan Documents;
9.04.    Exercise any and all other rights and remedies available to Bank under the terms of the Loan Documents and applicable law, including the South Carolina Uniform Commercial Code;

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9.05.    Any obligation of Bank to advance funds to Borrowers or any other Person under the terms of under the Loan Documents and all other obligations, if any, of Bank under the Loan Documents shall immediately cease and terminate unless and until Bank shall reinstate such obligation in writing.
9.06.    Obtain at the expense of Borrower independent appraisals or updates to an existing appraisal by an appraiser satisfactory to Bank of all or any portion of the Collateral.

Section 10 Miscellaneous Provisions

10.01.    Definitions.
“Availability” shall mean the lesser of (i) $45,000,000.00 or (ii) the Collateral Loan Value shown on the Loan Base Report furnished by Borrowers to Bank on or before the 15th day of each month as long as this Agreement shall remain in force, or as provided and/or determined in accordance with Schedule DD.
“Collateral” shall mean all property and assets granted as collateral security for the Loan(s), whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, security deed, deed of trust, assignment, pledge, crop pledge, chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.
“Default Rate” shall mean a rate of interest equal to the greater of: (i) fifteen percent (15.0%) per annum; or (ii) a variable rate equal to five percent (5.0%) per annum above the rate set forth in the Note(s) (not to exceed the legal maximum rate) from and after the date of an Event of Default hereunder which shall apply, in Bank’s sole discretion, to all amounts owing, on such date, calculated on the basis of the actual number of days elapsed over a year consisting of 360 days.
“Environmental Laws” shall mean all federal and state laws and regulations which affect or may affect the Mortgaged Property, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Sections 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), and all applicable environmental laws and regulations of the State of South Carolina, as such laws or regulations have been amended or may be amended.
“Hedge Agreement” shall mean an agreement between Borrowers and Bank, now existing or hereafter entered into, which provides for an interest rate, credit, commodity, equity swap or other Swap Obligation, cap floor, collar, spot or forward foreign exchange transaction, currency swap, cross-currency rate swap, currency option or any similar transaction or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Borrowers’s exposure to fluctuations in interest or exchange rates, loan, credit, exchange, security or currency valuations or currency prices.
“Loan Documents” shall mean this Agreement including any Schedule attached hereto, the Note, the Deeds of Trust, the Mortgages, the Security Agreement, the Assignments of Leases and Rents, all UCC Financing Statements, and all other documents, certificates, and instruments executed in connection therewith, and all renewals, extensions, modifications, substitutions, and restatements thereof and therefore.
“Permitted Liens” shall mean (1) liens and security interest securing any indebtedness owed by any Borrowers to Bank; (2) liens for taxes, assessments, or similar charges either not yet due or being contested in good faith and for which appropriate reserves are maintained; (3) liens of materialmen, mechanics, warehousemen, or carriers, or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (4) purchase money liens or purchase money security interests upon or in any property acquired or held by Borrowers in the ordinary course of business to secure indebtedness outstanding on the date of this Agreement or permitted to be incurred under Section 6.02; (5) liens and security interests which, as of the date of this Agreement, have been disclosed to and approved by Bank in writing; and (6) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of Borrowers’s assets.
“Person” shall mean an individual, partnership, corporation, trust, unincorporated organization, limited liability company, limited liability partnership, association, joint venture, or a government agency or political subdivision thereof.

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“GAAP” shall mean generally accepted accounting principles as established by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants, as amended and supplemented from time to time.
“Prime Rate” shall mean the rate of interest per annum announced by Bank from time to time and adopted as its Prime Rate, which is one of several rate indexes employed by Bank when extending credit, and may not necessarily be Bank’s lowest lending rate.
10.02.    Non-impairment. If any one or more provisions contained in the Loan Documents shall be held invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained therein shall not in any way be affected or impaired thereby and shall otherwise remain in full force and effect.
10.03.    Applicable Law. The Loan Documents shall be construed in accordance with and governed by the laws of the State of South Carolina, except that the provisions for the creation, perfection and enfrorcement of the lien(s) and security interest(s) created under the Loan Documents shall be governed by the jurisdiction in which the Collateral is located, and the Loan Documents shall bind each Borrowers’ heirs, personal representatives, successors and assigns and inure to the benefit of Bank’s successors and assigns.
10.04.    Waiver. Neither the failure nor any delay on the part of Bank in exercising any right, power or privilege granted in the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power, or privilege which may be provided by law. A waiver by Bank of a provision of this Agreement shall not prejudice or constitute a waiver of Bank’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Bank, nor any course of dealing between Bank and Borrowers, shall constitute a waiver of any of Bank’s rights or of any of Borrowers’ obligations as to any future transaction. Whenever the consent of Bank is required under this Agreement, the granting of such consent by Bank in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Bank.
10.05.    Modification. No modification, amendment, or waiver of any provision of any of the Loan Documents shall be effective unless in writing and signed by Borrowers and Bank.
10.06.    Payment Amount Adjustment. In the event that any Loan(s) referenced herein has a fixed payment with a variable (floating) interest rate and, as a result of an increase in such interest rate, accruals of interest are not fully paid, Bank, in its sole discretion, may at any time adjust Borrowers’s fixed payment amount(s) to prevent the amount of interest accrued in a given period exceeding the periodic payment amount or to cause the affected Loan(s) to be repaid within the same period of time as originally agreed upon.
10.07        Stamps and Other Fees. Borrowers shall pay all federal or state stamp and recording taxes, or other fees or charges, if any are payable or are determined to be payable by reason of the execution, delivery, or issuance of the Loan Documents or any security granted to Bank; and Borrowers agree to indemnify and hold harmless Bank against any and all liability in respect thereof. Borrowers shall pay all fees incurred by Bank for the appraisal of the Mortgaged Property obtained at any time after the date of this Agreement which Bank requires pursuant to federal or state regulations, in connection with any event of default under the Loan Documents or restructure of the Loan(s), any material damage to or condemnation of the Mortgaged Property, or in connection with any foreclosure or forbearance. Such appraisal fees shall be payable on demand, shall accrue interest at the default rate set forth in the Note(s) following demand and shall be secured by the security documents executed by Borrowers or Pledgor.
10.08.    Attorneys’ Fees. In the event Borrowers or any Pledgor shall default in any of its obligations hereunder and Bank finds it necessary to employ an attorney to assist in the enforcement or collection of the indebtedness of Borrowers to Bank, to enforce the terms and provisions of the Loan Documents, to modify the Loan Documents, or in the event Bank voluntarily or otherwise should become a party to any suit or legal proceeding (including a proceeding conducted under the Bankruptcy Code), Borrowers, jointly and severally, agree to pay all reasonable attorneys’ fees incurred by Bank and all related costs of collection or enforcement that may be incurred by Bank.
10.09.    Bank Making Required Payments. In the event Borrowers shall fail to maintain insurance, pay taxes or assessments, costs and expenses which Borrowers is, under any of the terms hereof or of any Loan Documents, required to pay, or fail to keep any of the properties and assets constituting collateral free from new security interests, liens, or encumbrances, except as permitted herein, Bank may at its election make expenditures for any or all such purposes and the amounts expended together with interest thereon at the Default Rate, shall become immediately

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due and payable to Bank, and shall have benefit of and be secured by the collateral; provided, however, Bank shall be under no duty or obligation to make any such payments or expenditures.
10.10.    Right of Offset. Any indebtedness owing from Bank to Borrowers may be set off and applied by Bank on any indebtedness or liability of Borrowers to Bank at any time and from time to time after maturity, whether by acceleration or otherwise, and without demand or notice to Borrowers.
10.11.    UCC Authorization. Borrowers authorize Bank to file such UCC Financing Statements describing the collateral in any location deemed necessary and appropriate by Bank.
10.12.    Modification and Renewal Fees. Bank may, at its option, charge any fees for modification, renewal, extension, or restatement of any terms of the Note(s) and the other Loan Documents not prohibited by applicable law. Without limiting the foregoing, upon any renewal of the Note(s) or a portion of the debt evidenced thereby, Borrowers shall pay a renewal fee equal to 0.10% of the maximum principal amount of the Line of Credit as of the date of the renewal.
10.13.    Conflicting Provisions. If provisions of this Agreement shall conflict with any terms or provisions of any of the Note(s), security document(s) or any schedule attached hereto, the provisions of such Note(s), security document(s) or any Schedule attached hereto, as appropriate, shall take priority over any provisions in this Agreement.
10.14.    Notices. Any notice permitted or required by the provisions of this Agreement shall be deemed to have been given when delivered in writing to BB&T Commercial Finance at PO Box 1245, Winston-Salem NC, 27012, Attention: ABL Operations, and to the Chief Financial Officer of Synalloy Corporation at its offices in Richmond, Virginia when sent by certified mail and return receipt requested or by recognized courier. Unless otherwise required by law, if there is more than one Borrowers, any notice given by Bank to any Borrowers shall be deemed to be notice given to all Borrowers.
10.15.    Consent to Jurisdiction. Borrowers hereby irrevocably agree that any legal action or proceeding arising out of or relating to this Agreement may be instituted in any state or Federal court situated in the Commonwealth of Virginia, or in any other jurisdiction in which any of Borrowers is domiciled, or in any jurisdiction in which the Collateral is located, as Bank may choose in its sole discretion.  Borrowers consent to the jurisdiction of such courts and waives any objection relating to the basis for personal or in rem jurisdiction or to venue which Borrowers may now or hereafter have in any such legal action or proceedings.
10.16.    Counterparts. This Agreement may be executed by one or more parties on any number of separate counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
10.17.    Entire Agreement. The Loan Documents embody the entire agreement between Borrowers and Bank with respect to the Loan(s), and there are no oral or parole agreements existing between Bank and Borrowers with respect to the Loan(s) which are not expressly set forth in the Loan Documents.
10.18.    Indemnity. Borrowers hereby jointly and severally agree to indemnify and hold Bank, its affiliates, their successors and assigns and their respective directors, officers, employees and shareholders harmless from and against, any loss, damage, lawsuit, proceeding, judgment, cost, penalty, expense (including all reasonable in-house and outside attorneys’ fees, whether or not suit is brought, accountants’ fees and/or consultants’ fees) or liability whatsoever arising from or otherwise relating to the closing, disbursement, administration or repayment of the Loan(s), including without limitation: (i) Borrowers’ failure to comply with the terms of this Agreement and the other Loan Documents (ii) the breach of any representation or warranty made to Bank in this Agreement or in any other Loan Documents now or hereafter executed in connection with the Loan(s); (iii) the violation of any covenant or agreement contained in this Agreement or any of the other Loan Documents; provided, however, that the foregoing indemnification shall not be deemed to cover any such loss, damage, lawsuit, proceeding, cost, expense or liability which is finally determined by a court of competent jurisdiction to result solely from Bank’s gross negligence or willful misconduct. This indemnity obligation shall survive the payment of the Loan(s) and the termination of this Agreement.
10.19.    WAIVER OF JURY TRIAL. UNLESS EXPRESSLY PROHIBITED BY APPLICABLE LAW, THE UNDERSIGNED HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS OR CLAIMS ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR OUT OF THE CONDUCT OF THE RELATIONSHIP BETWEEN THE UNDERSIGNED AND BANK, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWERS AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT BANK MAY FILE AN ORIGINAL

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COUNTERPART OR A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWERS TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK TO MAKE THE LOAN(S) AND ENTER INTO THIS AGREEMENT. FURTHER, THE UNDERSIGNED HEREBY CERTIFY THAT NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK’S COUNSEL, HAS THE AUTHORITY TO WAIVE, CONDITION OR MODIFY THIS PROVISION. BORROWERS ACKNOWLEDGE THAT EACH HAS HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS PARAGRAPH, THAT IT FULLY UNDERSTANDS ITS TERMS, CONTENT AND EFFECT, AND THAT IT VOLUNTARILY AND KNOWINGLY AGREES TO THE TERMS OF THIS PARAGRAPH.
10.20.    Required Information for New Loan. To help the government fight the funding of terrorism and money laundering activities, federal law requires Bank to obtain, verify and record information that identifies each person or entity obtaining a loan including Borrowers’ legal name, address, tax identification number, date of birth, driver’s license, organizational documents or other identifying documents. Failure to provide the required information will result in a violation of the U.S. Patriot Act and will constitute a default under this instrument or agreement. In addition, no Borrowers, any of its affiliates, or any of their respective directors, officers, managers, partners, or any other authorized representatives is named as a “Specially Designated National and Blocked Person”, on the list published by the U.S. Department of the Treasury Office of Foreign Assets Control (OFAC) at its official website.
10.21.    Correction of Errors; Further Assurances. Borrowers will and will cause any Pledgor to cooperate with Bank to correct any errors in this Agreement, the Note or other Loan Documents and shall execute such documentation as is necessary to do so. In addition, Borrowers and Pledgor shall cooperate fully with Bank and execute such further instruments, documents and agreements, and shall do any and all such further acts, as may be reasonably requested by Bank to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intent purposes of this Agreement, the Note and the other Loan Documents, including without limitation the granting and/or perfecting of a security interest in the Collateral.
10.22.    Consent to Loan Participation. Borrowers agrees and consents to Bank’s sale or transfer, whether now or later, of one or more participation interests in the Loan(s) to one or more purchasers, whether related or unrelated to Bank. Bank may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Bank may have about Borrowers or about any other matter relating to the Loan(s), and Borrowers hereby waive any rights to privacy Borrowers may have with respect to such matters. Borrowers hereby waive any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrowers agree that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loan(s) and will have all the rights granted under the participation agreement(s) governing the sale of such participation interests. Borrowers waive all rights of offset or counterclaim, whether now existing or hereafter arising, against Bank or against any purchaser of such a participation interest and unconditionally agrees that either Bank or such purchaser may enforce Borrowers’s obligation under the Loan(s) irrespective of the failure or insolvency of any holder of any interest in the Loan(s). Borrowers agrees that the purchaser of any such participation interest may enforce its interest irrespective of any personal claims or defenses that Borrowers may have against Bank. Any purchaser of a participation interest in the Loan(s) may exercise a right of setoff against Borrowers to the same extent as Bank has such right.
10.23.    Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, such finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.
10.24.    Construction. Each party hereto hereby acknowledges that all parties hereto participated equally in the drafting and/or negotiation of this Agreement and that, accordingly, no court when interpreting this Agreement shall construe it more stringently against one party than the other.

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10.25.    Time of the Essence. Time is of the essence in the performance of this Agreement and the other Loan Documents.
10.26.    Matters as to Amendment And Restatement. This Agreement constitutes an amendment and consolidated restatement in full of the Amended and Restated Loan Agreement (including all amendments thereto entered prior to the date hereof). Except for the effect of any matters expressly set forth in this Agreement, this Agreement and each of the Loan Documents is, and shall continue to be following the effectiveness of this Agreement, in full force and effect in accordance with the terms thereof, and nothing in this Agreement shall otherwise be deemed to amend or modify any provision of the Loan Documents, each of which shall remain in full force and effect except as otherwise expressly provided herein or therein. This Agreement is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction. This Agreement does not effect the release of any collateral, does not disturb the perfection or priority of any existing liens, and does not effect the release of any obligor or other party from its obligations.

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SIGNATURE PAGE

IN WITNESS WHEREOF, the Bank and Borrowers have caused this Agreement to be duly executed all as of the date first above written.

Witness (as to the Borrowers): ______________________________
SYNALLOY CORPORATION
METCHEM, INC.
SYNALLOY FABRICATION, LLC
SYNALLOY METALS, INC.
BRISTOL METALS, LLC
MANUFACTURERS SOAP & CHEMICAL
    COMPANY
MANUFACTURERS CHEMICALS, LLC
PALMER OF TEXAS TANKS, INC.
SYNTRANS, LLC
CRI TOLLING, LLC
SPECIALTY PIPE & TUBE, INC.

By:                                                                    (SEAL)
         Dennis M. Loughran
         Senior Vice President and CFO
         of and on behalf of the above-named entity

Witness (as to BB&T): ______________________________	BRANCH BANKING AND TRUST COMPANY By: ________________________________________ Stan W. Parker Senior Vice President